EXHIBIT 11
                                                                      ----------

              STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE

                                                      Three Months                Three Months
                                                          Ended                      Ended
                                                   September 30, 2003         September 30, 2002
                                                   ------------------         ------------------
Net Income                                         $          285,136                    276,012
                                                   ==================         ==================

Weighted average shares outstanding
  for basic EPS computation                                   949,379                  1,038,770

Reduction for common shares not yet
  released by Employee Stock Ownership Plan                   (41,836)                   (58,568)
                                                   ------------------         ------------------

Total weighted average common shares
   outstanding for basic computation                          907,543                    980,202
                                                   ==================         ==================

Basic earnings per share                           $             0.31         $             0.28
                                                   ==================         ==================

Total weighted average common shares
  outstanding for basic computation                           907,543                    980,202

Common stock equivalents due to
  dilutive effect of stock options                            102,201                     55,634
                                                   ------------------         ------------------

Total weighted average common shares and
  equivalents outstanding for diluted
  computation                                               1,009,744                  1,035,836
                                                   ==================         ==================

Diluted earnings per share                         $             0.28         $             0.27
                                                   ==================         ==================


                                                       Nine Months                Nine Months
                                                          Ended                      Ended
                                                   September 30, 2003         September 30, 2002
                                                   ------------------         ------------------
Net Income                                         $          911,181                    766,179
                                                   ==================         ==================

Weighted average shares outstanding
  for basic EPS computation                                   956,205                  1,062,899

Reduction for common shares not yet
  released by Employee Stock Ownership Plan                   (50,202)                   (66,934)
                                                   ------------------         ------------------

Total weighted average common shares
   outstanding for basic computation                          906,003                    995,965
                                                   ==================         ==================

Basic earnings per share                           $             1.01         $             0.77
                                                   ==================         ==================

Total weighted average common shares
  outstanding for basic computation                           906,003                    995,965

Common stock equivalents due to
  dilutive effect of stock options                             99,707                     44,212
                                                   ------------------         ------------------

Total weighted average common shares and
  equivalents outstanding for diluted
  computation                                               1,005,710                  1,040,177
                                                   ==================         ==================

Diluted earnings per share                         $             0.91         $             0.74
                                                   ==================         ==================